CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-3 (“Registration Statement”) of The Prudential Variable Contract Account-24 of our report dated April 18, 2018 relating to the financial statements of the subaccounts listed in Appendix A, which appear in such Registration Statement. We consent to the use in this Registration Statement of The Prudential Variable Contract Account-11 of our report dated April 18, 2018 relating to the financial statements of the Prudential Government Money Market Portfolio, which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 27, 2018 relating to the consolidated financial statements of The Prudential Insurance Company of America, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

April 18, 2018

Appendix A

•	Prudential Equity Portfolio (Class I)
•	Prudential Diversified Bond Portfolio
•	Prudential Flexible Managed Portfolio
•	Prudential Conservative Balanced Portfolio
•	Prudential Stock Index Portfolio
•	Prudential Global Portfolio
•	Prudential Government Income Portfolio

Consent of Independent Registered Public Accounting Firm

The Committee

The Prudential Variable Contract Account-10:

We consent to the use of our report, dated February 20, 2018, with respect to the statement of net assets of The Prudential Variable Contract Account-10 as of December 31, 2017, and the related statement of operations for the year then ended, statements of changes in net assets for each of the years in the two-year period then ended, and financial highlights for each of the years in the five-year period then ended, incorporated by reference herein. We also consent to the references to our firm under the headings “Financial Highlights and Accumulation Unit Values” in the prospectus and “Financial Statements of VCA 10, VCA 11, VCA 24 and the Prudential Insurance Company of America” in the Statement of Additional Information.

New York, New York

April 18, 2018